Exhibit 99.1

Press Release

For Release:	For More Information Contact:
July 25, 2014	Patrick Oakes, Executive Vice President and Chief Financial Officer
919.627.6366, poakes@square1bank.com

SQUARE 1 FINANCIAL REPORTS SECOND QUARTER 2014 RESULTS
Durham, NC, July 25, 2014 - Square 1 Financial, Inc. (Nasdaq: SQBK) today announced results for the quarter ended June 30, 2014.
Consolidated net income available to common shareholders for the second quarter of 2014 was $8.1 million, or $0.27 per diluted share, compared to $5.1 million, or $0.21 per diluted share, for the second quarter of 2013 and $7.8 million, or $0.31 per diluted share, for the first quarter of 2014.
“Solid loan and deposit growth across all segments and continued good credit performance drove another quarter of strong profitability” said Douglas H. Bowers, President and Chief Executive Officer of Square 1 Financial. “We believe that higher growth demonstrates increased awareness of our banking offerings among venture firms and venture-backed companies, and our ability to execute effectively.”

Second Quarter Highlights
Highlights of the second quarter of 2014 include:

•	Increase in net income available to common shareholders of $3.0 million, or 59.2%, compared to the second quarter of 2013 and $0.3 million, or 3.4%, compared to the first quarter of 2014.

•	Return on average common equity of 11.74% and return on average assets of 1.22%.

•	Tangible book value per share of $9.88 as of June 30, 2014.

•
Average on-balance sheet deposits grew $548.0 million, or 30.3%, compared to the second quarter of 2013 and increased $208.5 million, or 9.7%, compared to the first quarter of 2014. Average client investment funds grew $324.9 million, or 76.4%, compared to the second quarter of 2013 and grew $119.9 million, or 19.0%, compared to the first quarter of 2014.

•
Average loan balances grew $268.6 million, or 31.5%, to $1.1 billion, and period-end loans increased $245.9 million, or 27.1%, compared to the second quarter of 2013. Average loans grew $51.1 million, or 4.8%, while period-end loans increased $90.3 million, or 8.5%, compared to the first quarter of 2014.

•	Net interest margin increased to 4.03% from 3.78% for the second quarter of 2013, and decreased from 4.12% for the first quarter of 2014.

•	Warrant income decreased $2.6 million compared to the second quarter of 2013, and $2.2 million compared to the first quarter of 2014.

•
Second quarter 2014 noninterest income included $1.4 million in unrealized gains from our venture capital fund investments and a $0.5 million gain recorded on the transfer of the contract for the management of Square 1 Venture 1, L.P. to a third party.

Earnings Summary
The increase in net income available to common shareholders compared to the second quarter of 2013 resulted from a $7.2 million increase in net interest income, partially offset by a $1.2 million decrease in noninterest income and a $2.5 million increase in noninterest expense.
The increase in net income available to common shareholders compared to the first quarter of 2014 was impacted primarily by a $2.4 million increase in net interest income, largely offset by a $0.8 million decrease in noninterest income and a $1.0 million increase in noninterest expense.
Consolidated net income available to common shareholders for the six months ended June 30, 2014 was $15.8 million, or $0.58 per diluted share, compared to $8.3 million, or $0.35 per diluted share, for the six months ended June 30, 2013.
Net Interest Income and Margin (Fully Tax Equivalent Basis)
The information set forth below contains certain financial information determined by methods other than in accordance with GAAP. Net interest income and the net interest margin are presented on a fully taxable equivalent basis based on the federal statutory rate of 35% to consistently reflect income from taxable loans and securities and tax-exempt securities. See "Non-GAAP Financial Measures" section for a reconciliation of these non-GAAP measures to their most comparable GAAP measures.
For the second quarter of 2014, net interest income increased $7.5 million, or 40.8%, to $25.9 million compared to the second quarter of 2013. The increase in net interest income was primarily the result of our continued success in growing our loan portfolio and our low cost deposits, along with higher yields on our investment portfolio, partially offset by lower yields on our loan portfolio. The increase in interest income included a $3.9 million, or 27.8%, increase in interest income on loans and a $3.5 million, or 73.2%, increase in interest income on securities. Deposit growth of $548.0 million, or 30.3%, supported a 31.5% increase in the average balance of our loan portfolio and a 30.9% increase in the average balance of our investment securities portfolio.
Net interest income for the second quarter of 2014 increased $2.4 million compared to the first quarter of 2014, primarily driven by an increase in loan interest income of $1.3 million and an increase in investment interest income of $0.9 million from higher average balances and higher yields.
For the second quarter of 2014 our net interest margin increased to 4.03% from 3.78% versus the same period in the prior year. This increase was due largely to our decision in 2013 to invest a greater percentage of interest-earning assets in higher yielding municipal bonds and lower premium amortization on agency mortgage-backed securities resulting from slower prepayments, which were partially offset by an 18 basis point decline in the yield earned on our loan portfolio in response to competitive pressures in the current low rate environment. For the second quarter of 2014, our net interest margin decreased to 4.03% from 4.12% for the first quarter of 2014. This decrease was largely due to the impact of higher cash balances, partially offset by a 13 basis point increase in the yield earned on our loan portfolio and higher yields on agency mortgage-backed securities.
Noninterest Income
Noninterest income for the second quarter of 2014 was $6.4 million, a decrease of $1.2 million, or 15.9%, compared to the second quarter of 2013 and a decrease of $0.8 million compared to the first quarter of 2014. The decrease in noninterest income compared to the second quarter of 2013 was primarily due to a $2.6 million decrease in warrant income and $0.4 million lower gains on the sale of SBA loans due to our strategic decision to hold more SBA loans in our loan portfolio. These decreases were partially offset by a $0.5 million increase in client service fees, $1.4 million higher unrealized gains from our venture capital fund investments, and a gain of $0.5 million recorded on the transfer of the contract for the management of Square 1 Venture 1, L.P. to a third party.
The $0.8 million decrease in noninterest income compared to the first quarter of 2014 was due to $2.2 million lower warrant income and a $0.3 million decrease in foreign exchange fee income and $0.2 million decrease in letter of credit fee income due to the seasonal nature of these fees. These decreases in noninterest income were largely offset by $1.7 million higher other noninterest income and $0.2 million higher service charges and fees income. The increase in other noninterest income was primarily driven by $1.4 million higher unrealized gains from our venture capital fund investments and the $0.5 million gain recorded on the transfer of the contract for the management of Square 1 Venture 1, L.P. to a third party.
The $2.6 million and $2.2 million decrease in warrant income in the second quarter of 2014 compared to the second quarter of 2013 and the first quarter of 2014, respectively, was due to changes in the fair value of our equity warrant assets and successful liquidity events, including IPOs, for the clients in which we had taken warrant positions. These variances demonstrate the volatility of this income which is created, in part, by the erratic nature of public equity markets and their receptivity to IPOs.

Equity securities received upon the exercise of warrants are either sold or are held as equity securities within our investment portfolio if subject to a lock-up period.
During the second quarter of 2014, we exited $0.8 million in warrants in one publicly traded company, we exercised warrants with a total value of $1.4 million and received equity securities in four publicly traded companies. At June 30, 2014, the fair value of equity securities included in investments obtained through the exercise of warrants and still held was $1.0 million. At June 30, 2014, the valuation of our remaining warrants held was $4.7 million, which included $0.8 million held in five publicly traded companies.
Noninterest Expense
Noninterest expense for the second quarter of 2014 increased $2.5 million, or 17.6%, compared to the second quarter of 2013, and increased $1.0 million compared to the first quarter of 2014. The increase compared to the second quarter of 2013 was primarily due to $1.7 million higher personnel expenses in the second quarter of 2014, driven by an increase of 26 full-time equivalent employees and higher incentive compensation expense. The $1.0 million increase compared to the first quarter of 2014 was primarily due to an increase in the provision for unfunded credit commitments and data processing fees in the second quarter of 2014 and the impact of lower professional fees in the first quarter of 2014.
Loans and Credit Quality
Average loans grew $268.6 million, or 31.5%, to $1.1 billion and period-end loans increased $245.9 million, or 27.1%, compared to the second quarter of 2013. Average loans grew $51.1 million, or 4.8%, while period-end loans increased $90.3 million, or 8.5%, compared to the first quarter of 2014. The increase in commercial loans occurred in all our major client industry segments. Period-end loans to venture firms increased $30.0 million, while total loans to venture-backed companies, including life sciences, technology and asset-based loans were up $52.5 million, or 5.8%, at June 30, 2014 compared to March 31, 2014.
At June 30, 2014, nonperforming loans totaled $12.3 million, or 1.07%, of total loans compared to $9.6 million, or 0.91%, of total loans for the first quarter of 2014 and $13.8 million, or 1.52%, of total loans for the second quarter of 2013. The increase in nonperforming loans compared to first quarter of 2014 reflects placing two loans on non-accrual status, both of which are fully reserved. The allowance for loan losses to nonperforming loans at June 30, 2014 was 175.54%, compared to 198.65% at March 31, 2014, and 131.91% at June 30, 2013. Net loan charge-offs were $0.7 million, or 0.25%, of average loans (annualized) for the second quarter of 2014 compared to net loan charge-offs of $2.2 million, or 0.85%, of average loans (annualized) for the first quarter of 2014 and $2.3 million, or 1.09%, of average loans (annualized) for the second quarter of 2013.
Investments
Average investments grew $294.7 million, or 30.9%, compared to the second quarter of 2013 and grew $117.2 million, or 10.4%, compared to the first quarter of 2014 as a result of strong deposit growth. Our available-for-sale securities portfolio totaled $1.1 billion at June 30, 2014, an increase of $113.0 million, or 11.5%, compared to $980.7 million at March 31, 2014. The increase was primarily purchases of new investment securities, consisting mostly of agency and non-agency mortgage backed securities and other asset-backed securities. Our held to maturity securities portfolio had an amortized cost of $210.2 million at June 30, 2014, an increase of $40.7 million, or 24.0%, compared to $169.5 million at March 31, 2014.
Deposits and Client Investment Funds
Average on-balance sheet deposits grew $548.0 million, or 30.3%, to $2.4 billion, compared to the second quarter of 2013 and increased $208.5 million, or 9.7%, compared to the first quarter of 2014. Our June 30, 2014 period-end deposits increased $505.1 million, or 26.0%, to $2.4 billion from June 30, 2013, and increased $247.0 million, or 11.2%, from March 31, 2014. This increase was primarily due to growth of our client base and a continued strong funding environment for venture-backed firms. Our noninterest-bearing deposits increased $193.7 million, or 14.1%, and our interest-bearing deposits increased $53.3 million, or 6.4%, during the second quarter of 2014. Despite the increase in interest-bearing deposits, average cost of deposits of 0.02%, 0.02% and 0.04% for the second quarter of 2014, the first quarter of 2014 and the second quarter of 2013, respectively, yielded interest expense on deposits of $0.1 million, $0.1 million and $0.2 million for the same periods, respectively.
Average off-balance sheet client investment funds grew $324.9 million, or 76.4%, to $750.0 million, compared to the second quarter of 2013, and grew $119.9 million, or 19.0%, compared to the first quarter of 2014. Our period-end client investment funds increased to $780.0 million for the second quarter of 2014 from $411.8 million for the second quarter of 2013, an increase of 89.4%, and from $643.5 million for the first quarter of 2014, an increase of 21.2%, as our clients took advantage of alternative cash investment vehicles offered by Square 1 Asset Management, the registered investment advisor subsidiary we formed in 2013. Square 1 Asset Management offers customized solutions to our clients that are tailored to meet the unique corporate cash management needs of entrepreneurial companies and venture firms.
Capital
On April 2, 2014, all 5,000 shares of Series A 5% Fixed Rate Cumulative Convertible Preferred Stock were converted by the holder into 500,070 shares of common stock.
During the second quarter of 2014, the remaining $3.7 million of our 8.0% convertible trust preferred securities were converted into 366,500 common shares. At June 30, 2014, no convertible trust preferred securities remained outstanding.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: (i) market and economic conditions (including interest rate environment, levels of public offerings, mergers and acquisitions and venture capital financing activities) and the associated impact on us; (ii) the sufficiency of our capital, including sources of capital (such as funds generated through retained earnings) and the extent to which capital may be used or required; (iii) our overall investment plans, strategies and activities, including our investment of excess cash/liquidity; (iv) operational, liquidity and credit risks associated with our business; (v) deterioration of our asset quality; (vi) our overall management of interest rate risk; (vii) our ability to execute our strategy and to achieve organic loan and deposit growth; (viii) increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms; (ix) the adequacy of reserves (including allowance for loan and lease losses) and the appropriateness of our methodology for calculating such reserves; (x) volatility and direction of market interest rates; (xi) changes in the regulatory or legal environment; and (xii) other factors that are discussed in the section titled “Risk Factors,” in our registration statement on Form S-1/A, filed with the Securities and Exchange Commission and effective as of March 26, 2014.
The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statement speaks only as of the date on which it is made, and we do not intend, or undertake any obligation to publicly update these forward-looking statements.
Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EDT on Friday, July 25, 2014, to discuss the financial results for the quarter ended June 30, 2014. Individuals wishing to participate in the conference call may do so by dialing 877.359.9508 from the United States, or 224.357.2393 from outside the United States, and entering Conference ID 71476265. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.square1financial.com. A replay of the call will be available on the Company's website for 90 days beginning on Friday, July 25, 2014.
About Square 1 Financial
Square 1 Financial is a financial services company focused primarily on serving entrepreneurs and their investors. Square 1 Financial (Nasdaq: SQBK) is headquartered in Durham, North Carolina with twelve loan production offices located in key innovation hubs across the United States. Through Square 1 Bank, which was formed by experienced venture bankers, commercial bankers and entrepreneurs, we offer a full range of banking and financial products focused on the entrepreneurial community and their venture capital and private equity investors. Since inception, we have operated as a highly-focused venture bank and have provided a broad range of financial services to entrepreneurs, growing entrepreneurial companies and the venture capital and private equity communities. We provide banking services to our clients, including venture, commercial and international banking services, asset-based lending programs, and SBA and USDA commercial and real estate loan programs. We also provide investment advisory and asset management services to our clients through Square 1 Asset Management, a subsidiary of Square 1 Bank. More information can be found at www.square1financial.com.

SQUARE 1 FINANCIAL, INC.
Summary Financial Information

	At or For the
	Three Months Ended
(In thousands, except per share data)	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
Performance Ratios:
Return on average assets	1.22%	1.33%	1.15%	1.01%
Return on average common equity	11.74	16.34	14.95	11.28
Net interest margin(1)	4.03	4.12	3.96	3.78
Efficiency ratio(2)	51.29	50.61	49.56	54.99

Per Share Data:
Net income (loss) per basic common share	$0.28	$0.33	$0.29	$0.22
Net income (loss) per diluted common share	0.27	0.31	0.29	0.21
Book value per common share	9.91	9.29	7.80	7.36
Tangible book value per common share	9.88	9.26	7.77	7.36

Capital Ratios (consolidated):
Tier 1 leverage capital(4)	10.41%	10.90%	8.34%	9.15%
Tier 1 risk-based capital(4)	15.54	15.79	12.08	12.86
Total risk-based capital(4)	16.79	16.96	13.24	14.11
Total shareholders’ equity to assets	10.35	10.45	8.13	8.19
Tangible common equity to tangible assets(3)	10.33	10.23	7.89	7.97

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.87%	1.80%	1.70%	2.01%
Allowance for loan losses as a percent of nonperforming loans	175.54	198.65	127.05	131.91
Net charge-offs (recoveries) to average outstanding loans (annualized)	0.25	0.85	1.38	1.09
Nonperforming loans as a percent of total loans	1.07	0.91	1.34	1.52
Nonperforming assets as a percent of total assets	0.45	0.39	0.63	0.64

Other Ratios and Statistics:
Average loans, net of unearned income, to average deposits	47.5%	49.7%	48.9%	47.0%
Period-end full-time equivalent employees	245	239	230	219
Average outstanding shares—basic	28,333	23,726	23,544	23,496
Average outstanding shares—diluted	29,663	25,740	23,972	23,848
Period-end outstanding shares—basic	28,640	27,234	23,612	23,496
Period-end outstanding shares—diluted	29,841	29,082	24,056	23,858

Financial Condition Data:
Average total assets	$2,644,511	$2,374,169	$2,380,750	$2,014,214
Average cash and cash equivalents	223,988	119,430	205,462	157,742
Average investment securities - available-for-sale	1,054,438	967,161	928,981	875,190
Average investment securities - held-to-maturity	194,781	164,844	138,641	79,314
Average loans, net of unearned income	1,119,867	1,068,814	1,052,507	851,298
Average on-balance sheet deposits	2,359,042	2,150,508	2,153,002	1,811,017
Average total client investment funds	749,976	630,042	565,106	425,048
Average total shareholders' equity	275,014	198,171	187,518	184,711

(1)	Represents net interest income as a percent of average interest-earning assets.

(2)
Represents noninterest expense divided by the sum of net interest income and other income, excluding gains or losses on the impairment and sale of securities. Efficiency ratio, as calculated, is a non-GAAP financial measure. See “Non-GAAP Financial Measures.”

(3)
Tangible common equity to tangible assets is a non-GAAP financial measure. Tangible common equity is computed as total shareholders’ equity, excluding preferred stock, less intangible assets. Tangible assets are calculated as total assets less intangible assets. We believe that the most directly comparable GAAP financial measure is total shareholders’ equity to assets. See “Non-GAAP Financial Measures.”

(4)	Tier 1 leverage capital ratio, Tier 1 risk-based capital ratio and Total risk-based capital ratio for June 30, 2014 are estimates.

SQUARE 1 FINANCIAL, INC.
Interim Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	June 30, 2014	March 31, 2014	June 30, 2013
Assets
Cash and cash equivalents	$231,192	$197,894	$213,105
Investment in time deposits	1,250	1,250	1,250
Investment securities—available for sale, at fair value	1,093,684	980,669	857,116
Investment securities—held to maturity, at amortized cost	210,236	169,521	113,682
Loans, net of unearned income of $5.5 million, $4.6 million and $4.5 million	1,151,616	1,061,287	905,765
Less allowance for loan losses	(21,556)	(19,094)	(18,217)
Net loans	1,130,060	1,042,193	887,548
Premises and equipment, net	3,502	3,185	2,866
Deferred income tax assets, net	11,165	12,110	13,358
Bank owned life insurance	34,948	34,631	31,106
Intangible assets	1,922	1,996	1,142
Other receivables	4,648	2,856	8,790
Warrant valuation	4,747	6,596	6,330
Prepaid expenses	1,804	1,311	1,136
Accrued interest receivable and other assets	12,366	12,930	33,715
Total assets	$2,741,524	$2,467,142	$2,171,144
Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest-bearing	$1,564,856	$1,371,149	$1,105,739
Demand, interest-bearing	107,300	130,660	66,689
Money market deposit accounts	742,103	666,485	739,621
Time deposits	30,906	29,905	28,050
Total deposits	2,445,165	2,198,199	1,940,099
Borrowings and repurchase agreements	—	—	—
Junior subordinated debt	—	3,186	6,205
Accrued interest payable and other liabilities	12,663	7,877	46,955
Total liabilities	$2,457,828	$2,209,262	$1,993,259
Commitments and contingencies (Notes 11 and 16)
Shareholders’ equity:
Convertible preferred stock, $.01 par value; 10,000,000 shares authorized, 0 shares, 5,000 shares and 5,000 shares issued and outstanding, respectively	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized, 28,640,126 shares, 27,234,386 shares and 23,496,263 shares issued and outstanding, respectively	286	272	235
Additional paid in capital	250,973	239,306	182,811
Accumulated other comprehensive income (loss)	7,308	1,223	(670)
Retained earnings (deficit)	25,129	17,079	(4,491)
Total shareholders’ equity	283,696	257,880	177,885
Total liabilities and shareholders’ equity	$2,741,524	$2,467,142	$2,171,144

SQUARE 1 FINANCIAL, INC.
Interim Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest income:
Loans including fees on loans	$17,720	$16,403	$13,864	$34,123	$26,626
Investment securities	7,218	6,333	4,058	13,551	8,274
Federal funds and other short-term investments	137	64	102	201	155
Total interest income	25,075	22,800	18,024	47,875	35,055
Interest expense:
Deposits	143	130	174	273	294
Borrowings and repurchase agreements	—	4	—	4	24
Junior subordinated debt	56	159	158	215	317
Total interest expense	199	293	332	492	635
Net interest income	24,876	22,507	17,692	47,383	34,420
Provision for loan losses	3,150	2,964	3,730	6,114	6,490
Net interest income after provision for loan losses	21,726	19,543	13,962	41,269	27,930
Noninterest income:
Service charges and fees	1,891	1,704	1,604	3,595	3,134
Foreign exchange fees	1,363	1,641	1,139	3,004	2,366
Loan documentation fees	96	137	99	233	179
Investment impairment	—	(43)	(442)	(43)	(744)
Net gain on securities	38	9	849	47	849
Letter of credit fees	297	515	310	812	514
Warrant income	21	2,195	2,591	2,216	2,364
Gain on sale of loans	249	253	619	502	1,221
Bank owned life insurance	317	290	254	607	473
Other	2,100	438	551	2,538	1,254
Total noninterest income	6,372	7,139	7,574	13,511	11,610
Noninterest expense:
Personnel	10,725	10,634	9,021	21,359	17,489
Occupancy	773	740	730	1,513	1,391
Data processing	918	822	644	1,740	1,332
Furniture and equipment	660	702	618	1,362	1,260
Advertising and promotions	342	275	362	617	624
Professional fees	786	601	750	1,387	1,404
Telecommunications	285	260	290	545	583
Travel	292	166	352	458	551
FDIC assessment	347	405	287	752	600
Other	1,472	978	1,065	2,450	1,912
Total noninterest expense	16,600	15,583	14,119	32,183	27,146
Income before income tax expense	11,498	11,099	7,417	22,597	12,394
Income tax expense	3,447	3,251	2,300	6,698	3,920
Net income	8,051	7,848	5,117	15,899	8,474
Dividends on preferred stock	1	62	62	63	125
Net income available to common shareholders	$8,050	$7,786	$5,055	$15,836	$8,349
Earnings per share—basic	$0.28	$0.33	$0.22	$0.61	$0.36
Earnings per share—diluted	$0.27	$0.31	$0.21	$0.58	$0.35

SQUARE 1 FINANCIAL, INC.
Interim Net Interest Margin Analysis (Unaudited)

	Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Federal Reserve deposits, federal funds sold and other short-term investments	$206,033	$137	0.27%	$107,689	$64	0.24%	$140,073	$102	0.29%
Loans, net of unearned income	1,119,867	17,720	6.35	1,068,814	16,403	6.22	851,298	13,864	6.53
Nontaxable securities	233,137	2,823	4.86	228,094	2,724	4.84	179,851	1,941	4.33
Taxable securities	1,016,082	5,382	2.12	903,911	4,560	2.05	774,653	2,797	1.45
Total interest-earning assets	2,575,119	26,062	4.06	2,308,508	23,751	4.17	1,945,875	18,704	3.86
Less: Allowance for loan losses	(20,086)			(19,471)			(16,593)
Noninterest-earning assets	89,478			85,132			84,932
Total assets	$2,644,511			$2,374,169			$2,014,214
Interest-bearing liabilities:
Demand deposits	$117,542	21	0.07	$116,647	24	0.08	$58,365	21	0.15
Money market	692,727	106	0.06	616,834	92	0.06	641,129	136	0.08
Time deposits	30,133	16	0.22	26,121	14	0.22	27,365	17	0.25
Total interest-bearing deposits	840,402	143	0.07	759,602	130	0.07	726,859	174	0.10
FHLB advances	—	—	—	2,000	2	0.41	—	—	—
Repurchase agreements	—	—	—	6,092	1	0.10	—	—	—
Junior subordinated debt	2,236	56	10.09	6,173	160	10.46	6,205	158	10.21
Total interest-bearing liabilities	842,638	199	0.09	773,867	293	0.15	733,064	332	0.18
Noninterest-bearing deposits	1,518,640			1,390,906			1,084,158
Other noninterest-bearing liabilities	8,219			11,225			12,281
Total liabilities	2,369,497			2,175,998			1,829,503
Total shareholders’ equity	275,014			198,171			184,711
Total liabilities and shareholders’ equity	$2,644,511			$2,374,169			$2,014,214
Net interest income		$25,863			$23,458			$18,372
Interest rate spread			3.97%			4.02%			3.68%
Net interest margin			4.03%			4.12%			3.78%
Ratio of average interest-earning assets to average interest-bearing liabilities			305.60%			298.31%			265.44%

SQUARE 1 FINANCIAL, INC.
Interim Net Interest Margin Analysis (Unaudited)

	Six Months Ended June 30,
	2014			2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Federal Reserve deposits, federal funds sold and other short-term investments	$157,133	$201	0.26%	$116,667	$155	0.27%
Loans, net of unearned income	1,094,482	34,123	6.29	836,874	26,626	6.42
Nontaxable securities	230,629	5,546	4.85	164,043	3,543	4.36
Taxable securities	960,306	9,943	2.09	740,705	5,971	1.63
Total interest-earning assets	2,442,550	49,813	4.11	1,858,289	36,295	3.94
Less: Allowance for loan losses	(19,780)			(15,723)
Noninterest-earning assets	87,317			84,392
Total assets	$2,510,087			$1,926,958
Interest-bearing liabilities:
Demand deposits	$117,097	44	0.08	$37,460	27	0.15
Money market	654,990	199	0.06	570,260	238	0.08
Time deposits	28,138	30	0.22	35,035	29	0.17
Total interest-bearing deposits	800,225	273	0.07	642,755	294	0.09
FHLB advances	995	2	0.41	12,154	25	0.41
Repurchase agreements	3,029	1	0.10	1	—	0.45
Junior subordinated debt	4,194	216	10.36	6,205	317	10.30
Total interest-bearing liabilities	808,443	492	0.12	661,115	636	0.19
Noninterest-bearing deposits	1,455,126			1,070,724
Other noninterest-bearing liabilities	9,714			13,106
Total liabilities	2,273,283			1,744,945
Total shareholders’ equity	236,804			182,013
Total liabilities and shareholders’ equity	$2,510,087			$1,926,958
Net interest income		$49,321			$35,659
Interest rate spread			3.99%			3.75%
Net interest margin			4.07%			3.86%
Ratio of average interest-earning assets to average interest-bearing liabilities			302.13%			281.08%

SQUARE 1 FINANCIAL, INC.
Loans and Unfunded Commitments

	June 30, 2014		March 31, 2014		June 30, 2013
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial loans:
Technology	$578,383	49.98%	$553,258	51.91%	$485,613	53.35%
Life sciences	232,042	20.05	226,617	21.27	191,881	21.08
Asset-based loans	144,133	12.45	122,151	11.46	80,355	8.83
Venture capital/private equity	121,601	10.51	91,595	8.59	94,173	10.34
SBA and USDA	35,357	3.06	24,864	2.33	15,168	1.67
Other	2,510	0.22	4,624	0.43	5,294	0.58
Total commercial loans	1,114,026	96.27	1,023,109	95.99	872,484	95.85
Real estate loans:
SBA and USDA	26,997	2.33	29,558	2.77	29,120	3.20
Total real estate loans	26,997	2.33	29,558	2.77	29,120	3.20
Construction:
SBA and USDA	1,101	0.10	286	0.03	—	—
Total construction loans	1,101	0.10	286	0.03	—	—
Credit cards	14,999	1.30	12,916	1.21	8,645	0.95
Total loans	1,157,123	100.00%	1,065,869	100.00%	910,249	100.00%
Less unearned income(1)	(5,507)		(4,582)		(4,484)
Total loans, net of unearned income	$1,151,616		$1,061,287		$905,765

Total unfunded loan commitments	$1,078,788		$1,036,497		$854,075

(1)	Unearned income consists of unearned loan fees, the discount on SBA loans and the unearned initial warrant value.

SQUARE 1 FINANCIAL, INC.
Client Investment Funds
We offer our clients alternative cash investment vehicles such as sweep accounts and investment in the Certificates of Deposit Account Registry Service (“CDARS”), the latter of which allows us to place client deposits in one or more insured depository institutions.

	June 30, 2014	March 31, 2014	June 30, 2013
Period-end:	(Dollars in thousands)
Client investment assets under management	$245,646	$173,927	$—
Sweep money market funds	277,848	303,135	185,165
CDARS	256,485	166,452	226,600
Total period-end client investment funds	$779,979	$643,514	$411,765

SQUARE 1 FINANCIAL, INC.
Credit Quality

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
	(Dollars in thousands)
Allowance at beginning of period	$19,094	$18,379	$18,093	$16,793
Provision for loan losses	3,150	2,964	3,960	3,730
Charge-offs:
Commercial loans:
Technology	332	1,834	3,411	2,945
Life sciences	409	—	—	—
SBA and USDA	—	518	269	—
Total commercial loans	741	2,352	3,680	2,945
Credit cards	—	—	—	—
Total charge offs	741	2,352	3,680	2,945
Recoveries:
Commercial loans:
Technology	(53)	(103)	(6)	(639)
Life sciences	—	—	—	—
SBA and USDA	—	—	—	—
Total commercial loans	(53)	(103)	(6)	(639)
Credit cards	—	—	—	—
Total recoveries	(53)	(103)	(6)	(639)
Net charge offs	$688	$2,249	$3,674	$2,306
Allowance at end of period	$21,556	$19,094	$18,379	$18,217

Total nonaccrual loans	$12,280	$9,612	$14,466	$13,810

Credit Quality Ratios:
Allowance for loan losses as a percent of total loans	1.87%	1.80%	1.70%	2.01%
Allowance for loan losses as a percent of nonperforming loans	175.54	198.65	127.05	131.91
Net charge-offs (recoveries) to average outstanding loans (annualized)	0.25	0.85	1.38	1.09
Nonperforming loans as a percent of total loans	1.07	0.91	1.34	1.52
Nonperforming assets as a percent of total assets	0.45	0.39	0.63	0.64

SQUARE 1 FINANCIAL, INC.
Non-GAAP Financial Measures
The information set forth in this release contains certain financial information determined by methods other than in accordance with GAAP. Generally, a non-GAAP financial measure is a numerical measure of financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. These non-GAAP financial measures for us are “efficiency ratio,” “tangible common equity to tangible assets” and “net operating income.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, financial measures presented in accordance with GAAP.
The information provided below reconciles each non-GAAP measure to its most comparable GAAP measure.

(Dollars in thousands)	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
Efficiency Ratio
Noninterest expense (GAAP)	$16,600	$15,583	$15,115	$14,119
Net interest taxable equivalent income	25,863	23,458	23,170	18,372
Noninterest taxable equivalent income (loss)	6,543	7,297	7,131	7,711
Add: gain (loss) on sale of securities and impairment	38	(34)	(195)	407
Adjusted operating revenue	$32,368	$30,789	$30,496	$25,676
Efficiency ratio	51.29%	50.61%	49.56%	54.99%
Tangible Common Equity/Tangible Assets
Total equity	$283,696	$257,880	$189,149	$177,885
Less: preferred stock	—	4,950	4,950	4,950
Intangible assets(1)	597	698	800	—
Tangible common equity	$283,099	$252,232	$183,399	$172,935
Total assets	$2,741,524	$2,467,142	$2,326,427	$2,171,144
Less: intangible assets(1)	597	698	800	—
Tangible assets	2,740,927	2,466,444	2,325,627	2,171,144
Tangible common equity/tangible assets	10.33%	10.23%	7.89%	7.97%
Net Operating Income
GAAP income before taxes	$11,498	$11,099	$10,135	$7,417
Add: gain (loss) on sale of securities and impairment	38	(34)	(195)	407
Add: tax equivalent adjustment	1,157	1,108	1,090	816
Non-GAAP net operating income before taxes	$12,617	$12,241	$11,420	$7,826
Net Interest Income
GAAP net interest income	$24,876	$22,507	$22,241	$17,692
Add: tax equivalent adjustment	987	951	929	680
Non-GAAP net interest income (fully tax equivalent basis)	$25,863	$23,458	$23,170	$18,372

(1)	Does not include a loan servicing asset of $1.3 million, $1.3 million, $1.3 million and $1.1 million at June 30, 2014, March 31, 2014, December 31, 2013, and June 30, 2013, respectively.

(Dollars in thousands)	Six Months Ended
	June 30, 2014	June 30, 2013
Efficiency Ratio
Noninterest expense (GAAP)	$32,183	$27,146
Net interest taxable equivalent income	49,321	35,659
Noninterest taxable equivalent income (loss)	13,840	11,866
Add: gain on sale of securities and impairment	4	105
Adjusted operating revenue	$63,157	$47,420
Efficiency ratio	50.96%	57.25%
Tangible Common Equity/Tangible Assets
Total equity	$283,696	$177,885
Less: preferred stock	—	4,950
Intangible assets(1)	597	—
Tangible common equity	$283,099	$172,935
Total assets	$2,741,524	$2,171,144
Less: intangible assets(1)	597	—
Tangible assets	$2,740,927	$2,171,144
Tangible common equity/tangible assets	10.33%	7.97%
Net Operating Income
GAAP income before taxes	$22,597	$12,394
Add: gain on sale of securities and impairment	4	105
Add: tax equivalent adjustment	2,266	1,495
Non-GAAP net operating income before taxes	$24,859	$13,784
Net Interest Income
GAAP net interest income	$47,383	$34,420
Add: tax equivalent adjustment	1,938	1,239
Non-GAAP net interest income (fully tax equivalent basis)	$49,321	$35,659

(1)	Does not include a loan servicing asset of $1.3 million and $1.1 million at June 30, 2014 and June 30, 2013, respectively.